                                                                   EXHIBIT 10.14


                         SERIES J CONVERTIBLE PREFERRED

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                  VIACELL, INC.

                                       AND

                       THE PURCHASERS LISTED IN EXHIBIT A

                             ----------------------

                               SEPTEMBER 30, 2003

                             ----------------------

                                TABLE OF CONTENTS

1.       AUTHORIZATION AND SALE..........................................................    1
         1.1      Authorization of Series J Stock........................................    1
         1.2      Sale of Series J Stock.................................................    1
                  (a)      Initial Series J Stock........................................    1
                  (b)      Additional Series J Stock.....................................    1
         1.3      Issuance of Warrants...................................................    2
         1.4      Use of Proceeds........................................................    2
         1.5      Separate Agreements....................................................    2
2.       THE CLOSING.....................................................................    2
         2.1      The Initial Closing....................................................    2
         2.2      The Additional Closings................................................    2
3.       REPRESENTATIONS OF THE COMPANY..................................................    3
         3.1      Organization and Standing..............................................    3
         3.2      Subsidiaries...........................................................    3
         3.3      Authority to Execute and Perform Agreements............................    3
         3.4      Capitalization and Title to Shares.....................................    4
         3.5      Financial Statements...................................................    5
         3.6      No Material Adverse Change.............................................    5
         3.7      Tax Matters............................................................    7
         3.8      Compliance with Laws...................................................    9
         3.9      Consents; No Breach....................................................    9
         3.10     Actions and Proceedings................................................   10
         3.11     Contracts and Other Agreements.........................................   10
         3.12     Title to Properties; Absence of Liens and Encumbrances.................   12
         3.13     Condition and Sufficiency of Assets....................................   12
         3.14     Intellectual Property..................................................   13
         3.15     Absence of Undisclosed Liabilities.....................................   13
         3.16     Commercial Relationships...............................................   13
         3.17     Employee Benefit Plans.................................................   14
         3.18     Employee Relations.....................................................   14
         3.19     Insurance..............................................................   15
         3.20     Environmental Compliance...............................................   15

                                TABLE OF CONTENTS

                                   (CONTINUED)

         3.21     Bank Accounts and Powers of Attorney...................................   16
         3.22     Brokerage..............................................................   16
         3.23     Investment Company Act.................................................   16
         3.24     Small Business Concern.................................................   16
         3.25     SBIC Use Of Proceeds...................................................   16
         3.26     Full Disclosure........................................................   16
4.       REPRESENTATIONS OF THE PURCHASERS...............................................   17
         4.1      Purchase Entirely for Own Account......................................   17
         4.2      Reliance Upon Purchaser's Representations..............................   17
         4.3      Receipt of Information.................................................   17
         4.4      Restricted Securities..................................................   17
         4.5      Legends................................................................   18
         4.6      Economic Risk; Sophistication..........................................   18
         4.7      Authority..............................................................   18
         4.8      Investor Status........................................................   18
         4.9      Solicitation...........................................................   19
5.       CONDITIONS TO CLOSING AND CLOSING DELIVERIES....................................   19
         5.1      Conditions to the Obligations of the Purchasers at the Closing.........   19
                  (a)      Accuracy of Representations and Warranties....................   19
                  (b)      Performance...................................................   19
                  (c)      Opinion of Counsel............................................   19
                  (d)      Blue Sky Approvals............................................   19
                  (e)      Certificates and Documents....................................   19
                  (f)      Stockholder Approval..........................................   20
                  (g)      Effectiveness of Certificate of Incorporation.................   20
                  (h)      Stockholders Agreement........................................   20
                  (i)      Registration Rights Agreement.................................   20
                  (j)      Investors' Rights Agreement...................................   20
                  (k)      Other Matters.................................................   20
6.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY....................................   20
         6.1      Accuracy of Representations and Warranties.............................   21
         6.2      Blue Sky Approvals.....................................................   21

                                TABLE OF CONTENTS

                                   (CONTINUED)

         6.3      Stockholder Approval...................................................   21
         6.4      Effectiveness of Certificate of Incorporation..........................   21
         6.5      Stockholders Agreement.................................................   21
         6.6      Registration Rights Agreement..........................................   21
         6.7      Investors' Rights Agreement............................................   21
         6.8      Payment of Purchase Price..............................................   21
7.       TRANSFER OF SHARES..............................................................   21
         7.1      Restricted Shares......................................................   21
         7.2      Requirements for Transfer..............................................   21
         7.3      Legend   ..............................................................   22
         7.4      Rule 144A Information..................................................   22
         7.5      Successors and Assigns.................................................   22
8.       MISCELLANEOUS...................................................................   22
         8.1      Confidentiality........................................................   22
         8.2      Survival of Representations and Warranties.............................   23
         8.3      Exculpation Among the Purchasers.......................................   23
         8.4      Notices................................................................   23
         8.5      Entire Agreement.......................................................   24
         8.6      Amendments and Waivers.................................................   24
         8.7      Counterparts...........................................................   24
         8.8      Section Headings.......................................................   24
         8.9      Severability...........................................................   24
         8.10     Specific Enforcement...................................................   24
         8.11     Governing Law..........................................................   24
         8.12     Expenses...............................................................   24

EXHIBITS

Exhibit A                  Purchasers

Exhibit B                  Fourth Amended and Restated Certificate of Incorporation

Exhibit C                  Warrant

Exhibit D                  Disclosure Schedules

Exhibit E                  Fourth Amended and Restated Stockholders Agreement

Exhibit F                  Fourth Amended and Restated Registration Rights Agreement

Exhibit G                  Third Amended and Restated Investors' Rights Agreement

Exhibit H                  Form of Closing Opinion of Ropes & Gray LLP

            SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         This SERIES J CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of September 30, 2003 is entered into by and among (i) ViaCell, Inc., a Delaware corporation (the "Company"), (ii) the purchasers listed on Exhibit A hereto (the "Purchasers").

         WHEREAS, the Company wishes to issue and sell to the Purchasers up to 3,750,000 shares of its Series J Convertible Preferred Stock, $.01 par value per share (the "Series J Stock");

         WHEREAS, the Purchasers wish to purchase the Series J Stock on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.       Authorization and Sale.

         1.1 Authorization of Series J Stock. The Company has, or before the Closing (as defined in Section 5.1) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 3,750,000 shares of its Series J Stock having the rights, restrictions, privileges and preferences set forth in the Fourth Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") attached hereto as Exhibit B and the Warrants as defined in Section 1.3 hereof. The Company has, or before the Closing will have, adopted and filed the Certificate of Incorporation with the Delaware Secretary of State.

         1.2      Sale of Series J Stock.

                  (a) Initial Series J Stock. Subject to the terms of this Agreement, at the Initial Closing (as defined in Section 2.1) the Company will sell and issue to the Purchasers the number of shares of Initial Series J Stock (the "Initial Series J Stock") listed on Part I of Exhibit A hereto, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company the number of shares of Initial Series J Stock set forth opposite the name of such Purchaser on Part I of Exhibit A, in each case at a purchase price of $8.00 per share.

                  (b) Additional Series J Stock. Subject to the terms of this Agreement, at one or more Additional Closings (as defined in Section 2.2), the Company may sell and issue to additional Purchasers additional shares of Series J Stock (the "Additional Series J Stock"), not to exceed at the Initial Closing and all Additional Closings an aggregate of 3,750,000 shares of Series J Stock, at a purchase price of $8.00 per share. By executing the counterpart signature page for Additional Closings attached hereto, each additional Purchaser agrees to purchase from the Company that number of shares of Additional Series J Stock as shall be set forth opposite the name of each additional Purchaser on Part II of Exhibit A. Each such counterpart shall be executed and delivered by the Company and each additional Purchaser and upon such execution and delivery, each such counterpart shall be deemed a part of this Agreement and Exhibit A shall automatically be amended to reflect the Additional Series J Stock purchased in such Additional Closing.

         1.3 Issuance of Warrants. Upon the earlier to occur of (i) the closing of an initial public offering of the Company that is not a Qualified Public Offering (as defined below) or (ii) the third anniversary of the Initial Closing (provided that the Company has not, prior to such third anniversary, closed a Qualified Public Offering), the Company shall issue to each Purchaser, within fifteen (15) days of the event described above, a warrant, in the form attached hereto as Exhibit C (the "Warrant") to purchase a number of shares of Common Stock of the Company equal to the number of share of Series J Stock issued to such Purchaser hereunder. Notwithstanding the foregoing, in no event shall the Company have any obligation to issue Warrants hereunder if a Qualified Public Offering has occurred prior to the third anniversary of the Initial Closing. For purposes of this Section, a Qualified Public Offering shall mean an initial public offering of the Company at a price per share of at least $9.70 (as adjusted for any stock splits, combinations or recapitalizations of the Company's capital stock occurring after the date hereof) and in which the net proceeds received by the Company equal or exceed $50 million.

         1.4 Use of Proceeds. The Company will use the proceeds from the sale of the Series J Stock for working capital and other valid corporate purposes.

         1.5 Separate Agreements. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Series J Stock to each of the Purchasers is a separate sale.

2.       The Closing.

         2.1 The Initial Closing. The closing of the sale and purchase of the Series J Stock (the "Initial Closing") shall take place at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, on September 30, 2003, or at such other time, date, and place as are mutually agreeable to the Company and the Purchasers. At the Initial Closing, the Company shall deliver to each Purchaser, a certificate for the shares of Initial Series J Stock being purchased by such Purchaser, registered in the name of such Purchasers, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. If at the Initial Closing any of the conditions specified in Section 5.1 shall not have been fulfilled, each of the Purchasers at the Initial Closing shall, at his, her or its election, be relieved of all of his, her or its obligations under this Agreement without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

         2.2 The Additional Closings. One or more closings of the sale and purchase of the Additional Series J Stock (the "Additional Closings") shall take place at such time, date, and place as are mutually agreeable to the Company and each additional purchaser; provided, however, that all Additional Closings, if any, shall occur on any date that is prior to the issuance by the Company of shares of any new series of the Company's Preferred Stock that is not designated as of the date hereof and which is issued by the Company for capital raising purposes and no Additional Closing may occur more than sixty (60) days following the Initial Closing. At each Additional Closing, the Company shall deliver to each additional Purchaser, certificates for the shares of Additional Series J Stock being purchased by each additional Purchaser, registered in the name of such additional Purchaser, against payment to the Company of the purchase price therefore, by wire transfer, check, or other method acceptable to the Company. If at any Additional Closing any of the conditions specified in Section 5.1 shall not have been fulfilled, such additional Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights such additional Purchaser may have by reason of such failure or such non-fulfillment.

3. Representations of the Company. Subject to and except as disclosed by the Company in the disclosure schedule delivered by the Company to the Purchasers (the "Disclosure Schedule") attached as Exhibit D hereto, the Company hereby represents and warrants to the Purchasers as follows:

         3.1      Organization and Standing.

                  (a)      The Company and each Subsidiary (as defined in
Section 3.2) is a corporation duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization and has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required by law except for jurisdictions in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

                  (b) The Company has previously provided to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws as presently in effect, and the Company is not in default in the performance, observation or fulfillment of any of such documents. The minute books of the Company made available to the Purchasers contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of the Company since the time of the Company's incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Company are true and complete.

         3.2 Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth all the Company's subsidiaries (the "Subsidiaries"), the jurisdiction in which each is organized or incorporated, and each jurisdiction in which it is qualified or otherwise authorized to do business. Other than the Subsidiaries, the Company has no other subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise. The Company owns all of the outstanding capital stock of each of the Subsidiaries.

         3.3 Authority to Execute and Perform Agreements. The Company has the full corporate power and authority to enter into, execute and deliver this Agreement, the Certificate of Incorporation, the Stockholders Agreement (as defined in Section 5.1(h), the Registration Rights Agreement (as defined in
Section 5.1(i), the Investors' Rights Agreement (as defined in Section 5.1(j), the Warrants, (the Certificate of Incorporation, the Stockholders Agreement, the Registration Rights Agreement, the Investors' Rights Agreement and the Warrants sometimes hereinafter referred to collectively as the "Related Agreements"), and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and the stockholders of the Company. No other action on the part of the Company is necessary to consummate the transactions contemplated hereby. This Agreement and the Related Agreements, have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties thereto, this Agreement and the Related Agreements, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         3.4      Capitalization and Title to Shares.

                  (a) The authorized capital stock of the Company (immediately prior to the Initial Closing) consists of (i) 80,000,000 shares of Common Stock, of which 2,634,299 shares are issued and outstanding, and 6,410,000 shares are reserved for issuance pursuant to outstanding options and warrants, and (ii) 28,325,000 shares of Preferred Stock, $.01 par value per share, 100,000 shares of which have been designated as Series A Preferred Stock, $.01 par value per share (the "Series A Stock"), all of which are issued and outstanding; 82,857 shares of which have been designated as Series B Preferred Stock, $.01 par value per share (the "Series B Stock"), all of which are issued or outstanding; 919,220 shares of which have been designated as Series C Preferred Stock, $.01 par value per share (the "Series C Stock"), all of which are issued and outstanding; 1,500,000 shares of which have been designated as Series D Preferred Stock, $.01 par value per share (the "Series D Stock"), all of which are issued and outstanding; 1,983,334 shares of which have been designated as Series E Preferred Stock, $.01 par value per share (the "Series E Stock"), all of which are issued and outstanding; 2,666,666 shares of which have been designated as Series F Stock, $.01 par value per share (the "Series F Stock"), all of which are issued and outstanding; 3,666,667 of which have been designated as Series G Stock, $.01 par value per share (the "Series G Stock"), all of which are issued and outstanding; 7,577,334 shares of which have been designated as Series H Preferred Stock, $.01 par value per share (the "Series H Stock"), all of which are issued and outstanding; 5,575,000 shares of which have been designated as Series I Stock, $.01 par value per share (the "Series I Stock"), 2,075,000 of which are issued and outstanding; and 3,750,000 shares of which have been designated as Series J Preferred Stock, $.01 par value per share (the "Series J Stock"), none of which are issued and outstanding. All of the issued and outstanding shares of the Company's Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock are duly authorized and are validly issued, fully paid, and nonassessable. Since January 1, 2001, the Company has not made repurchases or redemptions of shares of its capital stock. All the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. Section 3.4(a) of the Disclosure Schedule includes a true and complete list of (A) each stockholder of the Company showing the number of shares of Common Stock, Preferred Stock, or other securities of the Company held by each such stockholder as of the date hereof and (B) each holder of options and warrants to acquire the Company Common Stock with vesting schedules and exercise prices.

                  (b) Except for the outstanding Preferred Stock, and options and warrants described in Section 3.4(a) above, and except as disclosed in Section 3.4(b) of the Disclosure

Schedule, there are not, as of the date hereof, any other shares of capital stock of the Company authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Company or any Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement. Except as provided in this Agreement and the Related Agreements, neither the Company nor any Subsidiary has any stockholder agreements, voting trusts, proxies or other agreements, instruments, including bonds, debentures, notes or other obligations, or understandings with respect to the voting of the capital stock of the Company or the Subsidiaries.

                  (c) The issuance, sale and delivery of the Series J Stock, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series J Stock, and the issuance and delivery of Common Stock issuable upon exercise of the Warrants issued in connection with the Series J Stock have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Series J Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the shares of Common Stock issuable upon conversion of the Series J Stock when issued upon such conversion and the issuance and delivery of Common Stock issuable upon exercise of the Warrants issued in connection with the Series J Stock will be duly and validly issued, fully paid and non-assessable.

                  (d) All outstanding shares of Preferred Stock are currently convertible into Common Stock on a one-for-one basis. No adjustment to the conversion price of any outstanding series of Preferred Stock will occur upon the issuance of the Series J Stock or the Warrants.

         3.5 Financial Statements. The audited balance sheet of the Company as at December 31, 2002, and the related combined statement of operations for the fiscal year then ended, and the unaudited combined balance sheet of the Company as of June 30, 2003 and related statements of operations for the period then ended, all of which are included in Section 3.5 of the Disclosure Schedule, fairly present the financial condition and results of operations of the Company as of the dates thereof and for the period then ended in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods covered thereby, except to the extent otherwise disclosed in such financial statements or in Section 3.5 of the Disclosure Schedule. The foregoing financial statements of the Company are sometimes herein called the "Financial Statements," the balance sheet of the Company as at June 30, 2003, is sometimes herein called the "Balance Sheet" and June 30, 2003 is sometimes herein called the "Balance Sheet Date."

         3.6 No Material Adverse Change. Since the December 31, 2002, there have been no changes in the assets, properties, business, operations or condition (financial or otherwise) of the Company or any Subsidiary which either individually or in the aggregate is reasonably likely to have a Material Adverse Effect, nor does the Company or any Subsidiary know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of the Company or any Subsidiary, whether or not covered by insurance; and

                  (a) except as set forth in Section 3.6 of the Disclosure Schedule, since December 31, 2002 neither the Company nor any Subsidiary has:

                           (i)      incurred any indebtedness for borrowed
money;

                           (ii)     declared or paid any dividend or declared or
made any other distribution of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                           (iii)    made any loan or advance to any of its
stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

                           (iv)     made any payment or commitment to pay any
severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments to, or commitments to pay, persons made in the ordinary course of business;

                           (v)      except in the ordinary course of business:
entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                           (vi)     except for inventory or equipment acquired
in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

                           (vii)    incurred any contingent liability as a
guarantor or otherwise with respect to the obligations of others or cancelled any material debt or claim owing to, or waived any material right of, the Company or any Subsidiary;

                           (viii)   incurred any damage, destruction or loss,
whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                           (ix)     made any change in accounting methods or
practices, credit practices or collection policies used by the Company or any Subsidiary; or

                           (x)      made any commitment, understanding or
agreement (through any officer or employee thereof) to do any of the things described in the preceding clauses (i) through (ix) (other than this Agreement).

                  (b) Since December 31, 2002, the Company and each of the Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices.

         3.7      Tax Matters.

                  (a) As used in this Agreement, (i) "Tax Return" means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any federal, state, local or foreign Tax or the administration of the laws relating to any Tax, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any taxing authority, including any liability therefor as a transferee under Section 6901 of the Code or any similar provision of applicable law, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereof.

                  (b) All Tax Returns required to be filed on or before the date hereof by or with respect to the Company and the Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct, and complete, and all Taxes owed by the Company or the Subsidiaries, whether or not shown on any Tax Return, have been paid. The Company and each of the Subsidiaries file Tax Returns in all jurisdictions where it is required to so file, and no claim has ever been made in writing to the Company or any Subsidiary by any taxing authority in any other jurisdiction that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

                  (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.

                  (d) To the knowledge of the Company, no audit is currently pending with respect to any Tax Return of the Company or any Subsidiary, nor is the Company or its officers or directors aware of any information which has caused or should reasonably cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against the Company or any Subsidiary, which deficiency has not been paid in full or otherwise resolved. No issue relating to the Company or the Subsidiaries or involving any Tax for which the Company or any Subsidiary was liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of the Company or any Subsidiary for any subsequent period.

                  (e) The Company has made available to the Purchasers complete and correct copies of any Tax Returns required to be filed by or on behalf of filed Company and any Subsidiary for taxable periods ended on or after December 31, 1998. None of such Tax Returns have been audited or are currently the subject of audit. Except as set forth in Section 3.7 of the Disclosure Schedule, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any Subsidiary for any taxable period, no power of attorney granted by or with respect to the Company or any Subsidiary relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of the Company or any Subsidiary is in force.

                  (f) The unpaid Taxes of the Company and each Subsidiary for all taxable periods (or portions thereof) ending on or prior to the Closing Date did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereof).

                  (g) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code, and no consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any Subsidiary or any of their assets or properties. None of the assets or properties of the Company or any Subsidiary are or will be required to be treated as being (i) owned by any other person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of section 168(h)(1) of the Code. Neither the Company nor any Subsidiary has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (h) Neither the Company nor any Subsidiary has been and is currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment, collection, or withholding of Taxes, and the remittance thereof, and all withholding and payroll Tax requirements required to be complied with by the Company or the Subsidiary up to and including the date hereof have been satisfied.

                  (i) Neither the Company nor any Subsidiary is or has ever been (i) included in any consolidated, combined, or unitary Tax Return or (ii) a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither the Company nor any Subsidiary has any liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (j) Neither the Company nor any Subsidiary is a party to any contract or agreement, plan, or arrangement concerning any person that, individually or collectively with other similar arrangements, could reasonably be expected to give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

                  (k) The Company and the Subsidiaries are domestic corporations within the meaning of Section 7701(a)(4) of the Code.

         3.8      Compliance with Laws.

                  (a) Neither the Company nor any Subsidiary is in violation of any order, judgment, injunction, award or decree binding upon it. Neither the Company nor any Subsidiary is in violation of any (i) federal, state or local law, ordinance or regulation of any governmental or regulatory body applicable to its business or assets, including without limitation, regulations and requirements of any state or other department of public health, the Food and Drug Administration (the "FDA") and the Occupational Safety and Health Administration ("OSHA"), and (ii) laws, ordinances, regulations and other requirements respecting public health, labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, including, without limitation, laws relating to emissions, discharges, releases of Hazardous Materials, as defined in Section
3.20 (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Neither the Company nor any Subsidiary has ever received notice of any citation, fine or penalty imposed or asserted against the Company or any Subsidiary for any such violation or alleged violation.

                  (b) Except as disclosed in Section 3.8(b) of the Company Disclosure Schedule, the Company and the Subsidiaries have all the licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body, including, but not limited to, licenses issued by state or other departments of public health, the FDA, the OSHA, or otherwise relating to employment, health or environmental matters (collectively, the "Permits") material to the conduct of their businesses as currently conducted or as reasonably expected to be conducted. The Permits are in full force and effect; any applications for renewal necessary to maintain any Permit in effect have been filed; and no proceeding is pending, or to the best knowledge of the Company, threatened to revoke or limit any Permit.

         3.9 Consents; No Breach. All consents, permits, authorizations and approvals from any person pursuant to applicable law or contracts or other agreements with the Company or any Subsidiary, that are required in connection with the performance of the Company's obligations under this Agreement, are set forth in Section 3.9 of the Disclosure Schedule. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of the Company; (b) except as set forth in Section 3.9 of the Disclosure Schedule, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company or any Subsidiary is a party or to which it or any of its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the securities, properties, assets or business of the Company; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to the securities, properties, assets or business of the

Company; (e) violate any Permit; (f) except as set forth in Section 3.9 of the Disclosure Schedule, require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (g) result in the creation of any lien or other encumbrance on the assets or properties of the Company.

         3.10 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any Subsidiary or any of their securities, assets, or properties. There are no actions, suits or claims or legal, administrative or arbitration proceedings, as to which the Company or any Subsidiary has been served, or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary or involving any of their securities, assets or properties. To the knowledge of the Company, there is no fact, event or circumstance that could reasonably be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially interfere with the Company's ability to consummate the transactions contemplated hereby.

         3.11 Contracts and Other Agreements. Section 3.11 of the Disclosure Schedule sets forth all of the following contracts and other agreements to which the Company or any Subsidiary is currently a party or by or to which it or its assets or properties are bound or subject (and under which it has current or future rights or obligations) and which are material to the operation or value of the Company and the Subsidiaries taken as a whole, including without limitation:

                  (a) contracts and other agreements with any current or former officer, director, stockholder, employee, consultant, agent or other representative of the Company or any Subsidiary and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of the Company or any Subsidiary has an interest;

                  (b) contracts and other agreements with any labor union or association representing any employee of the Company or any Subsidiary or otherwise providing for any form of collective bargaining;

                  (c) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Company or any Subsidiary to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                  (d) contracts and other agreements for the sale of any of the assets or properties of the Company or any Subsidiary other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

                  (e)      partnership or joint venture agreements;

                  (f) contracts or other agreements under which the Company or any Subsidiary agrees to indemnify any party or to share the tax liability of any party;

                  (g) contracts, options and other agreements for the purchase of any asset, tangible or intangible calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

                  (h) contracts and other agreements that cannot by their terms be canceled by the Company or any Subsidiary and any successor or assignee of the Company or any Subsidiary without liability, premium or penalty on no less than thirty days notice;

                  (i) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                  (j) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of the Company as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

                  (k) contracts and other agreements containing covenants of the Company or any Subsidiary not to compete in any line of business or with any person or covenants of any other person not to compete with the Company or any Subsidiary in any line of business;

                  (l) contracts and other agreements relating to the acquisition by the Company or any Subsidiary of any operating business or the capital stock of any other person;

                  (m) contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $100,000;

                  (n) contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability;

                  (o)      distributorship or licensing agreements;

                  (p) contracts under which the Company or the Subsidiary will acquire or has acquired ownership of, or license to, intangible property, including software (other than software licensed by the Company as an end user for less than $100,000 and not distributed by it);

                  (q) leases, subleases or other agreements under which the Company or the Subsidiary is lessor or lessee of any real property; or

                  (r) any other material contract or other agreement whether or not made in the ordinary course of business the breach of which would have or may have a Material Adverse Effect.

         The Company has made available to the Purchasers true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth in Section 3.11 of the Disclosure Schedule. All of the contracts and other agreements listed in Section 3.11 of the Disclosure Schedule are valid, in full force and effect, binding upon the Company or the applicable Subsidiary, and to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, except where the failure to be valid, binding, in full force and effect would not have a Material Adverse Effect. The Company or the applicable Subsidiary has satisfied in all material respects or provided for in all material respects all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, except where the failure to so satisfy or provide or not be in default would not have a Material Adverse Effect. To the knowledge of the Company, no other party to any such contract or other agreement is in material default thereunder, nor, to the best knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

         3.12     Title to Properties; Absence of Liens and Encumbrances.

                  (a) Neither Company nor any Subsidiary owns any real property or any buildings or other structures nor does it have options or any contractual obligations to purchase or acquire any interest in real property.
Section 3.12 of the Disclosure Schedule lists all real property leases to which each of the Company and the Subsidiaries is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $20,000.

                  (b) The Company and each Subsidiary owns outright and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, including, without limitation, all of the assets and properties reflected on the Balance Sheet, and such properties and assets, as well as all other properties and assets of the Company or the Subsidiaries, whether tangible or intangible, are free and clear of any mortgage, pledge, security interest, claim, lien, or other encumbrance, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the applicable Balance Sheet Date; (b) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, or (c) purchase money liens, all such claims, liens, or other encumbrances of which are set forth in Schedule 3.12(b) of the Disclosure Schedule.

         3.13 Condition and Sufficiency of Assets. The buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the business of the Company and each Subsidiary are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles are in need of maintenance or repairs except for ordinary routine maintenance and repairs. The buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles of the Company and each Subsidiary are sufficient for the continued operation of the business of the Company and each Subsidiary after the Closing (as defined in Section 5.1) in substantially the same manner as conducted on the date of the Closing. Neither the Company nor any Subsidiary has received notice that any of such property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

         3.14 Intellectual Property. Section 3.14 of the Disclosure Schedule sets forth all of the patents, trademarks, service marks trade names, trade secrets, franchises, inventions and copyrights, all information regarding the registration of any of the foregoing, and all licenses relating to any of the foregoing (collectively, the "Proprietary Rights") of the Company and each Subsidiary that are material to their businesses as presently conducted or as contemplated to be conducted. Section 3.14 of the Disclosure Schedule sets forth a list of all intellectual property, including but not limited to patents and licenses that may, to the knowledge of the Company, be required to commercialize the Company's and each Subsidiary's current projects under research and development. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company and each Subsidiary owns, is licensed to use or otherwise has the full legal right to use all of their Proprietary Rights. Neither the Company nor any Subsidiary has received any written notices of infringement by the Company or any Subsidiary of any Proprietary Rights of others. To the knowledge of the Company none of the present activities of the Company or any Subsidiary, or their respective products or assets infringe on any Proprietary Rights of others; and the Company is not aware of any infringement or violation by others of its or any of its Subsidiaries' Proprietary Rights. The Company and each Subsidiary has the unencumbered right to use all trade secrets, customer lists, procedures, processes, and other information required for its services or its business as presently conducted. The Company and each Subsidiary has taken commercially reasonable steps to establish and preserve the ownership of its Proprietary Rights. All key employees of the Company and each Subsidiary have entered into an agreement with respect to confidentiality, non-competition and inventions. The Company is not aware of any violation of the confidentiality of its or any of its Subsidiaries' Proprietary Rights. To the best knowledge of the Company, neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of the Company or any Subsidiary. To the best knowledge of the Company, its employees do not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers. To the best knowledge of the Company, none of the activities of the employees of the Company on behalf of the Company or any Subsidiary on behalf of such Subsidiary violate any valid and enforceable agreements or arrangements that any such employees have with former employers.

         3.15 Absence of Undisclosed Liabilities. As of the Balance Sheet Date, neither the Company nor any Subsidiary had any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or material liabilities for taxes due or then accrued or to become due), that would be required under GAAP to be shown or disclosed on the Balance Sheet that were not fully and adequately reflected or reserved against on the Balance Sheet. Neither the Company nor any Subsidiary has any such liabilities other than liabilities (a) fully and adequately reflected or reserved against on the Balance Sheet, and (b) incurred since the Balance Sheet Date in the ordinary course of business.

         3.16 Commercial Relationships. The relationships of the Company and its Subsidiaries with their suppliers, distributors, collaborators and licensors are generally good commercial working relationships. No such entity has canceled or otherwise terminated its relationship with the Company or any Subsidiary (except in the course of the natural expiration of any contracts governing such relationship) or has, during the last twelve months, materially altered its relationship with the Company or any Subsidiary. Neither the Company nor any Subsidiary knows of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary nor to decrease materially or limit its services, supplies or materials to the Company or any Subsidiary or its usage, or purchase of the services or products of the Company or any Subsidiary except in the course of the natural expiration of any contracts governing such relationship.

         3.17 Employee Benefit Plans. Section 3.17 of the Disclosure Schedule sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of ERISA with respect to which the Company is the "Plan Sponsor" within the meaning of Section 3(16)(B) of ERISA, or in which the Company participates (the "Plans"). The Company has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. The Company has never maintained or contributed to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and the Company has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan which is intended to be qualified under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination letter from the Internal Revenue Service. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. To the knowledge of the Company, nothing has been done or omitted to be done with respect to any Plan which is intended to comply with Section 401(a) of the Code that would adversely affect the qualified status of such Plan or result in any material liability on the part of the Company including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all the Plans, including without limitation annual reports on Form 5500, have been timely filed. All contributions required by law or the terms of any Plan have been made. All claims for welfare benefits incurred by employees of the Company on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code, applicable state law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing health or other welfare benefits after termination of employment. For purposes of this Section 3.17, references to the Company include the Company and each Subsidiary and its ERISA Affiliates. An "ERISA Affiliate" of the Company means any trade or business (whether or not incorporated) that together with the Company would have been deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414(m) of the Code at any time within the five-year period ending on the date of the Initial Closing.

         3.18 Employee Relations. As of June 30, 2003, the Company and the Subsidiaries collectively employed an aggregate of approximately 229 full-time equivalent employees and generally enjoy a good employer-employee relationship with its employees. True and complete information relating to the key employees of the Company (including name and title) for the last two years has been made available to the Purchasers. None of such key employees has given, as of the date hereof, formal notice of an intention to leave the Company's employ before or after the Closing. The Company is not delinquent in payments to any of its respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by such party to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any said employees, the Company will not by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies and reasonable compensation if termination occurs other than following notice).

         3.19 Insurance. Section 3.19 of the Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of the Company and each Subsidiary. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the business engaged in by the Company and each Subsidiary and are in conformity with the requirements of all leases to which the Company or any Subsidiary is a party and to the best knowledge of the Company, are valid and enforceable in accordance with their terms. Neither the Company nor any Subsidiary is in default with respect to any provision contained in any such policy or binder nor has the Company or any Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither the Company nor any Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

         3.20 Environmental Compliance. The Company and each Subsidiary (a) is presently in material compliance with all federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals, and bylaws and similar items ("Environmental Laws") applicable to its business and properties; (b) has not generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, biomedical waste, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product as defined under any Environmental Law ("Hazardous Materials"), other than ordinary household cleaning and other similar products, and has no knowledge of the release or threat of release of any Hazardous Materials from its products, properties or facilities except in compliance with law; (c) has not (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health or safety matter relating to its business or any of its properties or facilities, (ii) received written notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii) received any request for information, written notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health or safety matter relating to its business or any of its properties or facilities; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and to the best knowledge of the Company, has no reason to believe that any matters described in (i)-(iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of the Company or any Subsidiary by any governmental agency in connection with the presence of any Hazardous Materials.

         3.21 Bank Accounts and Powers of Attorney. Section 3.21 of the Disclosure Schedule identifies all bank accounts used in connection with the operations of the Company and each Subsidiary whether or not such accounts are held in the name of the Company or a Subsidiary, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company and a summary statement of the terms thereof. Except as set forth in Section 3.21 of the Disclosure Schedule, neither the Company nor any Subsidiary has granted powers of attorney to any person or entity.

         3.22 Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company, or any action taken by it.

         3.23 Investment Company Act. The Company is not an "investment company," or a company "controlled" by an "investment," within the meaning of the Investment Company Act of 1940, as amended.

         3.24 Small Business Concern. The Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.401) is a "small business concern" within the meaning of 15 U.S.C. Section 662(5), that is
Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulations thereunder, including 13 C.F.R. Section 107 and meets applicable size eligibility criteria set forth in 13 C.F.R. Section 12.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. Section 12.301(c)(2). The Company does not presently engage in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R. Section 107.

         3.25 SBIC Use of Proceeds. The Company shall use the proceeds from the sale of the Series J Stock for general working capital purposes. The Company will deliver to each Purchaser that is a Small Business Investment Company ("SBIC") within 180 days of the Closing Date, a written statement certified as correct by the Company's treasurer verifying the purposes and amounts for which proceeds from the Series J Stock have been disbursed, and if the proceeds have not been fully disbursed within that 180-day period, an additional statement, also certified, delivered not later than the end of the first anniversary date following the end of such 180-day period verifying the purposes and amounts for which proceeds have been disbursed. The Company will supply to each SBIC such additional information and documents as such Purchaser reasonably requests with respect to use of proceeds and will permit such Purchaser to have access to any and all of the Company's records and information and personnel as such Purchaser deems necessary to verify how proceeds have been or are being used and to assure that the proceeds have been used for the purposes specified.

         3.26 Full Disclosure. The representations and warranties of the Company contained in this Agreement (including, without limitation, the Disclosure Schedule), the Related Agreements and any other agreement, certificate or document furnished by or on behalf of the Company pursuant to this Agreement do not contain any untrue statement of a material fact, or when taken as a whole, omit to state a material fact necessary in order to make such representations, warranties and statements not misleading. There is no fact known to the Company that has not been disclosed to the Purchasers in this Agreement and the Schedules hereto that materially adversely affects, or (in the reasonable business judgment of the Company based on facts of which it has knowledge) is reasonably likely to have a Material Adverse Effect.

4. Representations of the Purchasers. Each of the Purchasers severally and not jointly represents and warrants to the Company as follows:

         4.1 Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement, Purchaser hereby confirms, that the Series J Stock to be purchased by Purchaser (and any Common Stock issuable upon conversion thereof or Common Stock issuable upon the exercise of the Warrants issued in connection with the Series J Stock) will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to, or in connection with, the resale or distribution of any part thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any such Series J Stock and/or Common Stock.

         4.2 Reliance Upon Purchaser's Representations. Each Purchaser understands that the Series J Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation D thereof, and that the Company's reliance on such exemption is predicated on each Purchaser's representations set forth herein. Each Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring shares of the Series J Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Each Purchaser has no such intention.

         4.3 Receipt of Information. Each Purchaser believes that he, she or it has received all of the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Series J Stock. Each Purchaser further represents that he, she or it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series J Stock and the business, properties, prospects, and financial condition of the Company and the Subsidiaries and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

         4.4 Restricted Securities. Each Purchaser understands that the Series J Stock (and any Common Stock issued on conversion thereof or Common Stock issuable upon the exercise of Warrants issued in connection with the Series J Stock) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering this stock (or the Common Stock issued on conversion thereof or Common Stock issuable upon the exercise of Warrants issued in connection with the Series J Stock) or an available exemption from registration under the Securities Act, the Series J Stock (and any Common Stock issued on conversion thereof or Common Stock issuable upon the exercise of Warrants issued in connection with the Series J Stock) must be held indefinitely. In particular, each Purchaser is aware that the Series J Stock (and any Common Stock issued on conversion thereof or Common Stock issuable upon the exercise of Warrants issued in connection with the Series J Stock) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available.

         4.5 Legends. To the extent applicable, each certificate or other document evidencing any of the Series J Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below:

                  (a)      The following legend under the Securities Act:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED ANY OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend imposed or required by applicable state securities laws.

         4.6 Economic Risk; Sophistication. Each Purchaser is able to bear the economic risk of an investment in the Series J Stock acquired by it pursuant to this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with such purchase.

         4.7 Authority. Each Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         4.8 Investor Status. Except as otherwise set forth on Schedule 4.8 hereto, each Purchaser meets the criteria described in either Section 4.8(a) or
Section 4.8(b) below:

                  (a) Such Purchaser meets the criteria of a "Qualified Institutional Buyer" as defined in Rule 144A adopted under the Securities Act; or

                  (b) Such Purchaser (x) is not a "U.S. Person" (as such term is defined in Rule 902(k) of Regulation S under the Securities Act) and is not acquiring the shares issuable pursuant to this Agreement for the account or benefit of a U.S. Person; (y) acknowledges that the shares issuable pursuant to this Agreement may not be sold, transferred, or otherwise disposed of except in accordance with the provisions of Regulation S of the Securities Act (Rules 901 through 905), or pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act; and (z) agrees not to engage in hedging transactions with regard to the shares issuable pursuant to this Agreement unless in compliance with the Securities Act.

         4.9 Solicitation. Each Purchaser represents that it was not solicited by the Registration Statement filed by the Company on January 30, 2002 under the Securities Act, to register the sale by it of shares of its Common Stock to the public (as amended by Amendment No. 1 thereto filed on March 25, 2002) in connection with its purchase of the Series J Stock.

5.       Conditions to Closing and Closing Deliveries.

         5.1 Conditions to the Obligations of the Purchasers at the Closing. The obligation of each of the Purchasers to purchase the Series J Stock at the Initial Closing and each Additional Closing (each Initial Closing and each Additional Closing a "Closing") is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the date of such Closing:

                  (a) Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 herein and in any of the Related Agreements shall be true on and as of the date of such Closing with the same effect as though such representation and warranty had been made on and as of that date.

                  (b) Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Related Agreements required to be performed or complied with by the Company prior to such Closing.

                  (c) Opinion of Counsel. The Purchasers shall have received an opinion from Ropes &Gray LLP, counsel for the Company, dated as of the date of such Closing, addressed to the Purchasers, and in substantially the form attached hereto as Exhibit H and satisfactory in the form and substance to the Purchasers.

                  (d) Blue Sky Approvals. The Company shall have received the requisite approvals, if any, of the securities commissioners of each jurisdiction in which such approvals are required and such approvals shall be in full force and effect on the date of such Closing.

                  (e) Certificates and Documents. Prior to such Closing, the Company shall have delivered to each of the Purchasers:

                           (i)      The Certificate of Incorporation, as in
effect as of such Closing, certified by the Secretary of State of the State of Delaware;

                           (ii)     Certificates, dated no more than five days
prior to the date of such Closing, as to the corporate good standing of each of the Company and each Subsidiary issued by the Secretary of State of the State of Delaware, the Secretary of the State of the Commonwealth of Massachusetts and any other jurisdiction where the Company or any Subsidiary is qualified to do business;

                           (iii)    A certificate of the Secretary of the
Company, dated as of the date of such Closing certifying as to (i) the incumbency of the Company's principal officers, (ii) a copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware, as in effect immediately prior to the Closing Date, (iii) a copy of the By-laws of the Company, as in effect on and as of the Closing Date, and (iv) a copy of the resolutions of the Board of Directors and the stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

                  (f) Stockholder Approval. The stockholders of the Company shall have duly approved the adoption of the Certificate of Incorporation.

                  (g) Effectiveness of Certificate of Incorporation. The Certificate of Incorporation shall have been made effective by filing such Certificate of Incorporation with the Secretary of State of the State of Delaware.

                  (h) Stockholders Agreement. The Fourth Amended and Restated Stockholders Agreement (the "Stockholders Agreement") among the Company and certain stockholders of the Company signatory thereto, in the form attached hereto as Exhibit E shall have been executed by the Company and the stockholders of the Company named therein.

                  (i) Registration Rights Agreement. The Fourth Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") among the Company and the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock, Series I Stock and the Purchasers, in the form attached hereto as Exhibit F shall have been executed by the Company and the stockholders of the Company named therein.

                  (j) Investors' Rights Agreement. The Third Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") among the Company and the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock, Series I Stock and the Purchasers, in the form attached hereto as Exhibit G shall have been executed by the Company and the stockholders of the Company named therein.

                  (k) Other Matters. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6. Conditions to the Obligations of the Company. The obligations of the Company to sell the Series J Stock to the Purchasers at any Closing are subject to the fulfillment, or the waiver, of each of the following conditions on or before the date of such Closing:

         6.1 Accuracy of Representations and Warranties. The representations and warranties of each Purchaser purchasing Series J Stock at the such Closing contained in Section 4 shall be true on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of that date.

         6.2 Blue Sky Approvals. The Company shall have received the requisite approvals, if any, of the securities commissioners of each jurisdiction in which such approvals are required and such approvals shall be in full force and effect on the date of such Closing.

         6.3 Stockholder Approval. The stockholders of the Company shall have duly approved the adoption of the Certificate of Incorporation.

         6.4 Effectiveness of Certificate of Incorporation. The Certificate of Incorporation shall have been made effective by filing such Certificate of Incorporation with the Secretary of State of the State of Delaware.

         6.5 Stockholders Agreement. The Stockholders Agreement shall have been executed by the Company and the stockholders of the Company named therein.

         6.6 Registration Rights Agreement. The Registration Rights Agreement shall have been executed by the Company and the stockholders of the Company named therein.

         6.7 Investors' Rights Agreement. The Investors' Rights Agreement shall have been executed by the Company and the stockholders of the Company named therein.

         6.8 Payment of Purchase Price. At the Initial Closing, the Purchasers shall have tendered payment for all of the Series J Stock being purchased by such Purchasers at such Closing. At each Additional Closing, each additional Purchaser shall have tendered payment for the Additional Series J Stock being purchased by such additional Purchaser at such Additional Closing.

7.       Transfer of Shares.

         7.1 Restricted Shares. "Restricted Shares" means (i) the Series J Stock, (ii) the shares of Common Stock issued or issuable upon conversion of the Series J Stock, (iii) the shares of Common Stock issuable upon the exercise of the Warrants issued hereunder and (iv) any other shares of capital stock of the Company issued with respect of such shares (as a result of stock splits, stock dividends, reclassification, recapitalization, or similar events); provided however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

         7.2      Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

         7.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         7.4 Rule 144A Information. The Company agrees, upon the request of any of the Purchasers, to make available to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

         7.5      Successors and Assigns.

                  (a) Transfer of Rights. The rights granted to each Purchaser under this Agreement may be transferred to any person or entity acquiring, or which would own after such transfer, at least 100,000 shares of Series J Stock or 100,000 shares of Common Stock issued on conversion thereof; provided, however, that the Company must receive written notice of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. Furthermore, the transferee must make the same representations and warranties as set forth in Section 4.

                  (b) Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 7.5 may not again transfer such rights to any other person or entity, other than as provided in (a) above.

8.       Miscellaneous.

         8.1 Confidentiality. Each of the Purchasers agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information designated as such which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information (a) is known, or until such information becomes known, to the public, (b) is independently developed or discovered by such Purchaser without use of, reference to, or in reliance upon the Company's confidential and proprietary information, (c) is disclosed to such Purchaser by a third party having no confidentiality obligation to the Company with respect thereto, and no fiduciary relationship with the Company; provided, however, that such Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company, (ii) to any prospective purchaser of any shares of the Company's capital stock from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 8.1 or (iii) as required by a court, governmental authority or self-regulatory agency or otherwise pursuant to a legal proceeding.

         8.2 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         8.3 Exculpation Among the Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser or the respective controlling persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Series J Stock.

         8.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and deemed effectively given upon being delivered in person, mailed by next business day service of a nationally recognized courier, by certified mail or registered mail, return receipt requested, or sent by telecopier (and promptly confirmed by one of the foregoing methods of delivery), addressed as follows:

                                    If to the Company, at:

                                    131 Clarendon Street
                                    Boston, Massachusetts 02116
                                    Attention: Marc D. Beer
                                    Tel: (617) 266-4373
                                    Fax: (617) 266-9391

or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to:

                                    Marc A. Rubenstein, Esq.
                                    Ropes & Gray LLP
                                    One International Place
                                    Boston, MA 02110
                                    Tel: (617) 951-7826
                                    Fax: (617) 951-7050

If to a Purchaser, at such Purchaser's respective address set forth on Exhibit A or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser. Notices provided in accordance with this Section
8.4 shall be deemed delivered upon personal delivery or by telecopier or two business days after deposit in the mail.

         8.5 Entire Agreement. This Agreement and the Related Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

         8.6 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the shares of Common Stock issued or issuable upon conversion of the Series J Stock, voting together as a single class. Any amendment or waiver effected in accordance with this Section 8.6 shall be binding upon each holder of any Series J Stock or Common Stock into which such Series J Stock has been converted, and each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         8.8 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         8.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         8.10 Specific Enforcement. The Company and the Purchasers each acknowledge that any breach of this Agreement by any one of them will cause irreparable harm to the other parties thereto and that in the event of such breach, the parties hereto shall be entitled, in addition to monetary damages any to any other remedies available under this Agreement and at law, to equitable relief, including injunctive relief.

         8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the conflicts of law provisions thereof.

         8.12 Expenses. Each party hereto shall pay its own legal expenses incurred in connection with the negotiation and execution of this Agreement and the Related Agreements and the closing of the transactions contemplated hereby and thereby, except that the Company shall pay the reasonable, documented expenses of counsel to General Electric Capital Corporation in an amount not to exceed $7,500.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            COMPANY:

                                            VIACELL, INC.

                                            By: /s/ Marc D. Beer
                                                --------------------------------
                                                Marc D. Beer
                                                Chief Executive Officer

                      [PURCHASER SIGNATURE PAGE TO FOLLOW]

                                  VIACELL, INC.

                            PURCHASER SIGNATURE PAGE

         By his, her or its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the (i) Series J Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and among ViaCell, Inc. (the "Company") and the purchasers listed on Exhibit A thereto, as to the number of shares of Series J Convertible Preferred Stock set forth below, (ii) Third Amended and Restated Investors' Rights Agreement dated as of the date hereof, by and among the Company and the Investors named therein (the "Investors' Rights Agreement"), as a "Series J Investor," and if the undersigned is also a "Series C Investor," "Series D Investor," "Series E Investor," "Series F Holder," "Series G Investor," "Series H Investor" and/or "Series I Investor," as a "Series C Investor," "Series D Investor," "Series E Investor," "Series F Holder," "Series G Investor," "Series H Investor" and/or "Series I Investor" thereunder, (iii) Fourth Amended and Restated Registration Rights Agreement dated as of the date hereof, by and among the Company and the Purchasers named therein (the "Registration Rights Agreement"), as a "Series J Purchaser" thereunder, and if the undersigned is also a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser," as a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser" thereunder, and
(iv) Fourth Amended and Restated Stockholders Agreement dated as of the date hereof, by and among the Company and the Stockholders named therein (the "Stockholders Agreement"), as a "Series J Purchaser" thereunder, and if the undersigned is also a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser," as a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser" thereunder, and authorizes this signature page to be attached to the Purchase Agreement, the Investors' Rights Agreement, the Registration Rights Agreement and the Stockholders Agreement, or counterparts thereof.

EXECUTED this ___ day of ________, 2003.

                                         _______________________________________
                                         Print Name of Purchaser

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         Record Address:________________________
                                         _______________________________________
                                         _______________________________________

                                         Facsimile No.:_________________________

                                         E-mail Address:________________________
                                         Number of Shares of
                                         Series J Preferred Stock:______________

                                  VIACELL, INC.

                        ADDITIONAL CLOSING SIGNATURE PAGE

         By his, her or its execution and delivery of this signature page, the undersigned hereby joins in and agrees to be bound by the terms and conditions of the (i) Series J Convertible Preferred Stock Purchase Agreement dated as of September 30, 2003 (the "Purchase Agreement") by and among ViaCell, Inc. (the "Company") and the purchasers listed on Exhibit A thereto, as to the number of shares of Series J Convertible Preferred Stock set forth below, (ii) Third Amended and Restated Investors' Rights Agreement dated as of September 30, 2003, by and among the Company and the Investors named therein (the "Investors' Rights Agreement"), as a "Series J Investor," and if the undersigned is also a "Series C Investor," "Series D Investor," "Series E Investor," "Series F Holder," "Series G Investor," "Series H Investor" and/or "Series I Investor," as a "Series C Investor," "Series D Investor," "Series E Investor," "Series F Holder," "Series G Investor," "Series H Investor" and/or "Series I Investor" thereunder, (iii) Fourth Amended and Restated Registration Rights Agreement dated as of September 30, 2003, by and among the Company and the Purchasers named therein (the "Registration Rights Agreement"), as a "Series J Purchaser" thereunder, and if the undersigned is also a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser," as a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser" thereunder, and
(iv) Fourth Amended and Restated Stockholders Agreement dated as of September 30, 2003, by and among the Company and the Stockholders named therein (the "Stockholders Agreement"), as a "Series J Purchaser" thereunder, and if the undersigned is also a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser," as a "Series C Purchaser," "Series D Purchaser," "Series E Purchaser," "Series F Holder," "Series G Purchaser," "Series H Purchaser" and/or "Series I Purchaser" thereunder, and authorizes this signature page to be attached to the Purchase Agreement, the Investors' Rights Agreement, the Registration Rights Agreement and the Stockholders Agreement, or counterparts thereof.

EXECUTED this ___ day of ___________, 2003.

                                             ___________________________________
                                             Print Name of Purchaser

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             Record Address:____________________

                                             ___________________________________

                                             ___________________________________

                                             Facsimile No.:_____________________

                                             E-mail Address:____________________
                                             Number of Shares of
                                             Series J Preferred Stock:__________

                                                                       EXHIBIT A

                  PART I - LIST OF PURCHASERS AT INITAL CLOSING


                                                     NUMBER OF SERIES J     AGGREGATE PURCHASE
                   NAME OF INVESTOR                      SHARES                   PRICE
GENZYME CORPORATION                                       187,500              $ 1,500,000

PERMAL INVESTMENT HOLDINGS N.V.                           125,000              $ 1,000,000

STEPHENS GROUP                                            125,000              $ 1,000,000

COMPAGNIE FINANCIERE MONTCHOISI S.A., LUXEMBOURG          125,000              $ 1,000,000

LANGTON LIMITED                                           125,000              $ 1,000,000

BB BIOVENTURES LP                                         111,167              $   889,336

MPM BIOVENTURES PARALLEL FUND, LP                          12,620              $   100,960

MPM ASSET MANAGEMENT INVESTORS 2000A LLC                   1,213               $     9,704

SWAN PRIVATE EQUITY VERWALTUNGS GMBH                      187,500              $ 1,500,000

FUND ISABELLA LIMITED PARTNERSHIP                          62,500              $   500,000

CHEYNE VALUE FUND LP                                       50,000              $   400,000

TIMO KIPP                                                  62,500              $   500,000

SIF INVESTMENT COMPANY                                     18,750              $   150,000

SVEN LEY                                                   43,750              $   350,000

                                                     NUMBER OF SERIES J     AGGREGATE PURCHASE
                   NAME OF INVESTOR                      SHARES                   PRICE
DAVID PITBLADO                                             31,250              $   250,000

UOB VENTURE TECHNOLOGY INVESTMENTS LTD                     23,125              $   185,000

UOB VENTURE INVESTMENTS II LIMITED                         23,125              $   185,000

3V SOURCEONE VENTURES FUND LIMITED                         62,500              $   500,000

TOTAL                                                   1,377,500              $11,020,000

               PART II - LIST OF PURCHASERS AT ADDITIONAL CLOSINGS

CLOSING DATE: OCTOBER 10, 2003

                                                     NUMBER OF SERIES J     AGGREGATE PURCHASE
                   NAME OF INVESTOR                      SHARES                   PRICE
HIGH TOR LIMITED                                        375,000               $3,000,000

KENDALL FAMILY INVESTMENTS, LLC                         187,500               $1,500,000

MOORE MACRO FUND, L.P.                                  187,500               $1,500,000

CITCO FUND ADMINISTRATOR

TOTAL                                                   750,000               $6,000,000

CLOSING DATE: OCTOBER 16, 2003

                                                      NUMBER OF SERIES J     AGGREGATE PURCHASE
                   NAME OF INVESTOR                      SHARES                   PRICE
GENERAL ELECTRIC CAPITAL CORPORATION                        62,500             $   500,000

TOTAL                                                       62,500             $   500,000

GRAND TOTAL:                                             2,190,000             $17,520,000

                                                                     Exhibit C

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                                  VIACELL, INC.

                        WARRANT TO PURCHASE COMMON STOCK

      This certifies that, for value received, ______________ (the "Holder") is entitled to subscribe for and purchase up to __________ shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of ViaCell, INC., a Delaware corporation (the "Company"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

      As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

      1. Term of Warrant. The purchase or conversion right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on the earlier of (i) two years from the date of issuance of this Warrant or (ii) one year following the Company's initial public offering.

      2. Warrant Price. The initial exercise price of this Warrant is $5.00 per share, subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof (the "Warrant Price").

      3. Method of Exercise or Conversion; Payment; Issuance of New Warrant.

            (a) Exercise. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

            (b) Conversion. Subject to Section 1 hereof, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares of Common Stock of the Company calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company specifying the number of shares of Common Stock of the Company, the rights to purchase which the Holder desires to convert:

                                  X = Y (A - B)
                                      --------
                                         A

      where: X = the number of shares of Common Stock to be issued to the Holder;

                  Y = the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised;

                  A = the fair market value of one share of Common Stock;

                  B = the Warrant Price.

      As used herein, the fair market value of a share of Common Stock shall mean, with respect to each share of Common Stock, the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the mean of the bid and asked price per share on NASDAQ Small-Cap Market or in the sole discretion of a majority of the Board of Directors of the Company, any other over-the-counter market, including the OTC Bulletin Board, which reports bid, asked and last sale prices and volume of sales (approval of which will not be unreasonably withheld by such directors), averaged over the 10 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the 9 consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition; or (ii) the Holder shall exercise its Conversion Right to purchase such shares within 15 days prior to the closing date of the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering. The Company agrees that the shares so converted shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15 day period.

      4. Stock Fully Paid; Reservation of Shares. All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      5. Adjustment of Warrant Price and Number of Shares. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

            (a) Adjustment for Dilutive Price. If at any time after September ___, 2003 [initial closing date] and prior to the expiration of this Warrant, the Company shall issue any shares of Common Stock, or shall issue any Common Stock Equivalents (as hereinafter defined), for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock or Common Stock Equivalents, the Warrant Price in effect immediately prior to each such issuance shall be decreased to the amount determined in accordance with the following formula:

            Warrant Price = P1Q1 + P2Q2
                            -----------
                              Q1 + Q2

            For purposes of the foregoing formula:

            P1 =  Warrant Price in effect immediately prior to such issuance.

            Q1 = Number of shares of Common Stock deemed outstanding (in accordance with subparagraph (vi) below) immediately prior to such issuance.

            P2 = Average price per share received by the Company upon such issuance (determined in accordance with subparagraphs (iii) and (iv) below).

            Q2 = Number of shares of Common Stock issued or sold, or deemed to have been issued or sold (in accordance with subparagraph
                  (iv) below) upon such issuance.

      For purpose of any adjustment of the Warrant Price pursuant to this
Section 5(a), the following provisions shall be applicable:

                  (i) "Common Stock Equivalents" means any stock or security convertible into or exchangeable for Common Stock and any right, warrants or option to acquire Common Stock or any such convertible or exchangeable security.

                  (ii) The per share consideration for the sale or issuance of Common Stock shall be the price per share received by the Company before payment of commissions, discounts and other expenses. The value of any non-cash consideration received or receivable upon the sale or issuance of Common Stock or Common Stock Equivalents shall be determined in good faith by the Board of Directors of the Company.

                  (iii) In the case of the sale or issuance of Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares of

Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Company upon the sale of issuance of such Common Stock Equivalents plus the minimum aggregate amount of any additional consideration receivable by the Company upon the conversion or exercise of such Common Stock Equivalents. Such maximum number of shares shall be deemed issued on the earlier of the payment date or the record date for a distribution of Common Stock Equivalents.

                  (iv) If any Common Stock Equivalents included in adjustments under this Section 5(a) expire or terminate without the Common Stock to which they related having been issued, the Warrant Price shall be readjusted to eliminate the effect of the assumed issuance of such Common Stock. If any Common Stock Equivalents by their terms provide for subsequent increases in the additional consideration payable for the related Common Stock or for subsequent decreases in the number of shares of Common Stock obtainable, upon any such increase or decrease, the Warrant Price shall be appropriately readjusted to the extent such Common Stock Equivalents have not then expired or been exercised or converted. The aggregate increase in the Warrant Price caused by all such readjustments shall not exceed the decrease in Warrant Price made upon the issuance of the Common Stock Equivalents to which such readjustment relates.

                  (v) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Common Stock Equivalents, such Common Stock or Common Stock Equivalents shall be deemed to have been issued or sold without consideration as of the earlier of the related record or payment date.

                  (vi) The number of shares of Common Stock outstanding at any point in time shall include all shares then issuable or to become issuable pursuant to any Common Stock Equivalent then issued or to be issued.

                  (vii) No adjustment to the Warrant Price shall be made for the following issuances of Common Stock or Common Stock Equivalents: (i) any dividend or distribution on any Designated Preferred Stock (as defined in the Company's Fourth Amended and Restated Certificate of Incorporation); (ii) any stock for which adjustment of the Warrant Price is made pursuant to subsections 5(b) through 5(e) below; (iii) the 1,410,000 shares of Common Stock issuable upon outstanding warrants as of September ___, 2003 [initial closing date]; (iv) shares of Series I Convertible Preferred Stock and/or Common Stock of the Company issued pursuant to the Stock Purchase Agreement dated as of ________, 2003 among the Company and the sellers identified therein; (v) up to an aggregate of 5,192,079 shares of Common Stock (or such higher number as designated by the Board of Directors) or options therefor that are issuable to employees, consultants, or scientific advisory board members of the Company;
(vi) the 92,801 shares of Common Stock issuable upon exercise of outstanding options as of September __, 2003 [initial closing date]; (vii) shares of Common Stock issuable in connection with any equipment leasing arrangement or technology licensing agreement provided that such issuances are approved by the Company's Board of Directors; (viii) the shares of Common Stock which are issuable upon conversion of the Designated Preferred Stock; (ix) shares issued in connection with the acquisition by the Company of any other entity or business; and (x) shares issued pursuant to a Qualified Public Offering (as defined in subsection 5(a) of the Company's Fourth Amended and Restated Certificate of Incorporation).

            (b) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (b) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5. The provisions of this subsection
(c) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

            (c) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

            (d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (b) or
(c)) then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

            (e) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any of Sections 5 (a) through (d), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

      6. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 11(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

      7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

      8. Compliance with the Act.

            (a) Compliance with the Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder's own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

      9. Transfer and Exchange of Warrant.

            (a) Transfer. This Warrant may be transferred or succeeded to by any person; provided however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

            (b) Exchange. Subject to compliance with the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

      10. Miscellaneous.

            (a) No Rights as Shareholder. No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

            (b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

            (c) Notice of Capital Changes. In case:

                  (i) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

                  (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                  (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

            (d) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

            (e) No Impairment. The Company will not, by amendment of its Fourth Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

            (f) Governing Law. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, this Warrant is executed as of this ___ day of _________, 2003.

                                    ViaCell, INC.


                                    By:
                                        ---------------------------
                                    Name:  Marc D. Beer
                                    Title: Chief Executive Officer

                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE

TO:   ViaCell, INC.

      1. Check Box that Applies:

      [ ] The undersigned hereby elects to purchase shares of Common Stock of ViaCell, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      [ ] The undersigned hereby elects to convert the attached warrant into
________ shares of Common Stock of ViaCell, INC. pursuant to the terms of the attached Warrant.

      2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                -----------------------------------------------
                                     (Name)


                -----------------------------------------------

                -----------------------------------------------
                                    (Address)

      3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                                  ------------------------------
                                                  Signature